                                                       Registration No.33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                W. R. GRACE & CO.
             (Exact name of registrant as specified in its charter)

               NEW YORK                                        13-3461988
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                         Identification No.)

                              ONE TOWN CENTER ROAD
                         BOCA RATON, FLORIDA  33486-1010
               (Address of principal executive offices;  zip code)
                            ------------------------

                                W. R. GRACE & CO.
               1994 Stock Retainer Plan for Nonemployee Directors
                            (Full title of the Plan)
                            ------------------------

                                 ROBERT B. LAMM
                                W. R. GRACE & CO.
                              ONE TOWN CENTER ROAD
                         BOCA RATON, FLORIDA  33486-1010
                                  407/362-1645
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------


                          CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                       Proposed Maximum         Proposed Maximum
Title of Securities to be          Amount to           Offering Price           Aggregate                Amount of
       Registered                  be Registered       Per Share*               Offering Price*          Registration Fee
- -------------------------          -------------       -----------------        -----------------        ----------------
Common Stock, par value
     $1.00 per share               66,000 Shares       $41.313                  $2,726,658               $818


- ---------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

* Estimated for the sole purpose of computing the registration fee. Pursuant to Rule 457(c), the stated price represents the average of the high and low prices of the registrant's Common Stock in composite trading on June 14, 1994.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Pursuant to the Securities Act of 1933 ("Securities Act") and the regulations promulgated thereunder, the document or documents containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission ("SEC") as part of this Form S-8 Registration Statement and, therefore, are not set forth herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents filed with the SEC by W. R. Grace & Co. ("Company") are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the latest fiscal year for which such a Report has been filed.

          2.   All other reports filed by the Company with the SEC pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the fiscal year for which an Annual Report on Form 10-K has been filed.

          3. The description of the Company's Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-B, as amended.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


     ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          EXPERTS. The audited financial statements incorporated in this Registration Statement by reference have been so incorporated in reliance upon the reports of Price Waterhouse, independent accountants, given on the authority of such firm as experts in auditing and accounting.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          BY-LAWS; STATE LAW. Under its By-laws, the Company is empowered, to the full extent permitted by New York law, to indemnify its directors and officers. New York law generally permits the Company to indemnify its directors and officers against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified under New York law. Determinations concerning whether or not the applicable standards have been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel or (c) an affirmative vote of a majority of the voting power held by shareholders entitled to vote thereon.

          INSURANCE. The directors and officers of the Company are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

     ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED.

          Not applicable.

     ITEM 8.   EXHIBITS.

          The following exhibits have been filed as part of this Registration
Statement:

EXHIBIT NO.                             EXHIBIT

     5                        Opinion of Robert H. Beber, Esq.

     23.1                     Consent of Price Waterhouse

     23.2                     Consent of Robert H. Beber, Esq.
                              (contained in Exhibit 5)

     24                       Powers of Attorney

          ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida.

                                        W. R. GRACE & CO.

                                        By /s/B. J. SMITH
                                          ------------------------
Date: June 20, 1994                           B. J. Smith
                                       (Executive Vice President)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 20, 1994.

             SIGNATURE                        TITLE

            J. P. Bolduc*              President and Director
                                    (Principal Executive Officer)
G. C. Dacey*             G. P. Jenkins*      }
E. W. Duffy*             V. A. Kamsky*       }
H. A. Eckmann*           R. C. Macauley*     }
C. H. Erhart, Jr.*       R. Milliken*        }
J. W. Frick*             E. W. Pyne*         }
J. P. Grace*             D. W. Robbins, Jr.* }    Directors
C. L. Hampers*           E. J. Sullivan*     }
T. A. Holmes*            D. L. Yunich*       }
G. J. Humphrey*                              }




   /s/B. J. SMITH              Executive Vice President
- -----------------------
     (B. J. Smith)           (Principal Financial Officer)

 /s/R. N. SUKENIK            Vice President and Controller
- -----------------------
   (R. N. Sukenik)          (Principal Accounting Officer)

- ------------
* By signing his name hereto, Robert B. Lamm is signing this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

                                   By /s/ROBERT B. LAMM
                                     -------------------------
                                         Robert B. Lamm
                                        (Attorney-in-Fact)

                                  EXHIBIT INDEX


EXHIBIT NO.                      EXHIBIT

5                                Opinion of Robert H. Beber, Esq.


23.1                             Consent of Price Waterhouse


23.2                             Consent of Robert H. Beber, Esq,
                                 (contained in exhibit 5)


24                               Powers of Attorney